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                                                                      Exhibit 24
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                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Argo-Tech Corporation, a Delaware corporation, hereby constitutes and appoints Paul R. Keen, Frances S. St. Clair and Yoichi Fujiki, and each of them, as the true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign on behalf of each of the undersigned an Annual Report on Form 10-K for the fiscal year ended October 25, 1997 pursuant to Section 13 of the Securities Exchange Act of 1934 and to sign any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, including, without limitation, a Form 12b-25, with the Securities and Exchange Commission, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

         Executed as of this 22nd day of January, 1998.



/s/ Remi de Chastenet                      /s/ Prakash A. Melwani
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Remi de Chastenet                          Prakash A. Melwani
Director                                   Director


/s/ Thomas F. Dougherty                    /s/ Robert Y. Nagata
------------------------------             -------------------------------------
Thomas F. Dougherty                        Robert Y. Nagata
Director                                   Director


/s/ Yoichi Fujiki                          /s/ Karl F. Storrie
------------------------------             -------------------------------------
Yoichi Fujiki                              Karl F. Storrie
Director                                   Director


/s/ Michael S. Lipscomb                    /s/ Frances S. St. Clair
------------------------------             -------------------------------------
Michael S. Lipscomb                        Frances S. St. Clair
President, Chief Executive                 Vice President  and Chief Financial
Officer, Chairman and Director             Officer (Principal Financial Officer)
(Principal Executive Officer)


/s/ Paul R. Keen                           /s/ Paul A. Sklad
------------------------------             -------------------------------------
Paul R. Keen                               Paul A. Sklad
Vice President, General Counsel            Manager, Financial Accounting)
and Secretary                              Officer (Principal Accounting
                                           Officer)